EXHIBIT 99.2(a)(2)

                             ARTICLES SUPPLEMENTARY
                                       OF
                 NORTH AMERICAN SENIOR FLOATING RATE FUND, INC.

     North American Senior Floating Rate Fund, Inc., a Maryland corporation having a principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: In accordance with Article V of the Charter of the Corporation and the Maryland General Corporation Law, the Board has reclassified 250,000,000 of the unissued shares of its Class C Common Stock (par value $0.01per share) into a new series of Class C Common Stock designated as New Class C Common Stock by changing the conversion feature for New Class C Common Stock as follows:

     Shares of New Class C Common Stock shall not be automatically convertible into Class A shares. The designations, preferences, other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption for Class C Common Stock designated as New Class C Common Stock shall in all other respects be the same as those of Class C Common Stock.

     IN WITNESS WHEREOF, North American Senior Floating Rate Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on July 30, 1999.

WITNESS:                           NORTH AMERICAN SENIOR
                                   FLOATING RATE FUND, INC.

/s/ John I. Fitzgerald                 /s/ Bradford K. Gallagher
-----------------------------      By: -----------------------------
John I. Fitzgerald                     Bradford K. Gallagher

     THE UNDERSIGNED, President of the North American Senior Floating Rate Fund, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be in the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                   /s/ Bradford K. Gallagher
                                   -----------------------------
                                   Bradford K. Gallagher